                                                                  EXHIBIT 2.1.3


                     THIRD AMENDMENT TO PURCHASE AGREEMENT

        This Third Amendment to Purchase Agreement (this "Third Amendment") is made by and among GLENBOROUGH PROPERTIES, L.P., CHASE MONROE LLC, GLB CHASE ON COMMONWEALTH, L.P., GLB COURTYARD, L.P., GLB FARMHURST, L.P., GLB THE OAKS, L.P., GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, GLB WENDOVER GLEN, L.P., GLENBOROUGH FUND V, LIMITED PARTNERSHIP, GLENBOROUGH FUND VI, LLC, and GLENBOROUGH FUND X, LIMITED PARTNERSHIP (collectively, "Transferors") and BUSH GARDENS, LLC, a Nevada limited liability company ("Buyer").

                                R E C I T A L S :

        A. Transferors and Buyer entered into that certain Purchase Agreement effective September 26, 2000 (the "Original Agreement"), pursuant to which Transferors agreed to sell to Buyer and Buyer agreed to purchase from Transferors the Properties described therein. The Original Agreement has been amended by that certain First Amendment to Purchase Agreement dated November 10, 2000 (the "First Amendment"), and by that certain Second Amendment to Purchase Agreement dated as of November 30, 2000 (the "Second Amendment'). The Original Agreement as amended by the First and Second Amendments is hereinafter referred to as the "Agreement". Unless otherwise expressly defined, all capitalized terms used herein shall have the meanings given to such terms in the Agreement.

        B. Transferors and Buyer have decided to further amend the Agreement in certain respects.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, Transferors and Buyer hereby agree as follows:

        1. Approval Date. The Approval Date, which is defined in Addendum I of the Agreement, is hereby extended to December 20, 2000, but only as to Investigation Matters relating to items (iii), (iv) and (v) as shown in the definition of Investigation Matters. Notwithstanding the foregoing, Buyer shall continue to have a right of continued inspection and review of the Properties with respect to items (i) and (ii) of the Investigation Matters until the extended Approval Date of December 20, 2000.

        2. Closing Date. The definition of Closing Date, as set forth in Addendum I of the Agreement, is hereby modified to mean December 29, 2000.

        3. Loan Commitment Date. The Loan Commitment Date, as defined in Section 5(a)(v) of the Agreement is hereby extended to December 20, 2000.

        4. Conditions to Closing. Section 5(a)(viii) of the Agreement is hereby amended to include the following:

                "Buyer agrees to use good faith efforts to keep Transferors reasonably informed as to the status of Buyer's efforts to obtain the above referenced written commitment from General Electric Capital Corporation, and shall provide Transferors telephonic updates on each business day between the date of this Third Amendment and the revised Approval Date."

        5. Buyer's Deliveries. The deadline for the Transferors' agreement on the form and content of the Standstill Agreements and the GE Agreement is hereby extended to December 20, 2000, and Transferors' acceptance of the form of such Agreements by such date shall be a Transferor's Condition Precedent pursuant to
Section 5(b) of the Purchase Agreement.

        6. Ratification. Except as amended by this Third Amendment, the terms and provisions of the Agreement shall remain in full force and effect, and shall be binding upon and inure to the benefit of the parties hereto.



                  (Remainder of page intentionally left blank)

        EXECUTED as of December 12, 2000.

TRANSFERORS:

GLENBOROUGH PROPERTIES, L.P.
a California limited partnership

By      Glenborough Realty Trust Incorporated,
        a Maryland corporation,
        its General Partner

        By  ______________________________
            Its___________________________


CHASE MONROE LLC,
a Delaware limited liability company

By:     Glenborough Properties, L.P.,
        a California limited partnership
        Its Managing Member

        By:    Glenborough Realty Trust Incorporated
               Its General Partner

               By: _____________________________
                   Its__________________________


GLB CHASE ON COMMONWEALTH, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________



GLB COURTYARD, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________

GLB FARMHURST, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________



GLB THE OAKS, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________



GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________


GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________

GLB WENDOVER GLEN, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________


GLENBOROUGH FUND V, LIMITED PARTNERSHIP, a Delaware limited partnership

By:     Glenborough Realty Trust Incorporated
        Its Agent

        By: _____________________________
            Its__________________________


GLENBOROUGH FUND VI, LLC,
a Delaware limited liability company

By:     Glenborough Realty Trust Incorporated
        Its Agent

        By: _____________________________
            Its__________________________


GLENBOROUGH FUND X, LIMITED PARTNERSHIP, a Delaware limited partnership

By:     Glenborough Realty Trust Incorporated
        Its Agent

        By: _____________________________
            Its__________________________

BUYER:

BUSH GARDENS, LLC, a Nevada limited liability company

By: _____________________________
    Its__________________________